UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

748 T-7 Road, Gillette, Wyoming	82718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously reported, in connection with Cloud Peak Energy Inc.’s and substantially all of its direct and indirect subsidiaries’ (collectively, the “Company”) ongoing cases under Chapter 11 (“Chapter 11”) of Title 11 of the U.S. Code (the “Bankruptcy Code”), on October 22, 2019, the Company filed the Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc, and Certain of its Debtor Affiliates [Docket No. 744] (as may be further amended, modified, or supplemented, the “Plan”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Plan contemplates the following treatment of claims against and interests in the Company:

•                  Holders of priority claims and secured claims (other than those arising under the Company’s 12.00% Second Lien Senior Secured Notes due 2021 (the “Prepetition 2021 Notes”)) will be unimpaired;

•                  Holders of claims under the Prepetition 2021 Notes will be impaired and will receive their pro rata proportionate share of (i) the $40.0 million unsecured promissory note (subject to annual incremental principal increases) (the “Purchaser Take-Back Notes”), (ii) the New Parent Equity (as defined in the Plan), representing 100% of the common stock in the reorganized Company, (iii) $34.5 million in reinstated Prepetition 2021 Notes, as amended pursuant to an amended indenture, and (iv) a cash distribution;

•                  Holders of general unsecured claims will be impaired and will receive their pro rata share of an aggregate cash distribution of $1.25 million (subject to reduction in the amount of any GUC Administrator Expenses (as defined in the Plan)); and

•                  Holders of the Company’s existing common stock will be impaired and will not receive any recovery. All of the Company’s existing common stock will be extinguished by the Plan.

Unless otherwise specified, the treatment set forth in the Plan will be in full and final satisfaction of all claims against and interests in the Company, which will be discharged on the effective date of the Plan.

Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on a plan.  Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.  If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan.  If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.  A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the plan.  Only the holders of claims under the Prepetition 2021 Notes and general unsecured claims (the “Voting Classes”) are entitled to vote to accept or reject the Plan.  The holders of claims in the Voting Classes are impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan.  Accordingly, holders of claims in the Voting Classes have the right to vote to accept or reject the Plan.

The Plan provides certain releases and exculpations in favor of, among others, (i) the Company and each of their respective directors, officers, and managers as of the May 10, 2019 and at any time thereafter through the effective date of the Plan, (ii) the DIP Lenders (as defined in the Plan), (iii) the DIP Agent (as defined in the Plan), (iv) the Consenting Noteholders (as defined in the Plan), (v) the Committee (as defined in the Plan) and the members thereof, (vi) the GUC Administrator (as defined in the Plan), (vii) the Prepetition 2021 Notes Indenture Trustee (as defined in the Plan), (viii) the Prepetition Unsecured Notes Indenture Trustee (as defined in the Plan), and (ix) with respect to each of the foregoing, such entity and its Associated Entities (as defined in the Plan).  The

Company intends to present evidence at the confirmation hearing to demonstrate the basis for and propriety of the release and exculpation provisions pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019.

On October 29, 2019, the Company distributed solicitation packages containing, among other things, the Revised First Amended Disclosure Statement [Docket No. 745] (as may be further amended, modified, or supplemented, the “Disclosure Statement”), which includes a copy of the Plan attached as an exhibit thereto, ballots for voting to accept or reject the Plan, and notices of, among other things, the deadline to vote on the Plan, the deadline to object to confirmation of the Plan, and the date of the combined hearing to consider final approval of the Disclosure Statement and confirmation of the Plan to holders of claims in the Voting Classes and is soliciting votes from such holders on the Plan. The deadline to vote on the Plan is November 27, 2019, at 5:00 p.m. Eastern Time unless extended by the Company or the Bankruptcy Court.

The Company anticipates seeking confirmation of the Plan by the Bankruptcy Court at a hearing to be held with the Bankruptcy Court on December 5, 2019 at 9:30 a.m. (Eastern Time).

The full text of the Plan and the Disclosure Statement are filed as Exhibit 99.1 and 99.2 hereto and are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Company’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to continue as a going concern; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court  with respect to the motions filed in the Chapter 11 cases; the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 cases, and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 cases; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in Part I, Item 1A - Risk Factors in its most recent Form 10-K and any updates thereto in its Forms 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause its actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and it assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                   Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
99.1	Revised First Amended Joint Chapter 11 Plan of Cloud Peak Energy Inc, and Certain of its Debtor Affiliates [Docket No. 744]
99.2	Revised First Amended Disclosure Statement [Docket No. 745]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2019

CLOUD PEAK ENERGY INC.

	By:	/s/ Bryan J. Pechersky
		Name:	Bryan J. Pechersky
		Title:	Executive Vice President, General Counsel and Corporate Secretary